SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 2, 2008

NMS Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State of Incorporation or Organization)

0-23282	04-2814586
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crossing Boulevard, Framingham, Massachusetts	01702
(Address of Principal Executive Offices)	(Zip Code)

(508) 271-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 2, 2008, the Board of Directors (the “Board”) of NMS Communications Corporation (the “Company”) removed Robert P. Schechter as Chief Executive Officer and Herbert Shumway as Senior Vice President of Finance and Operations, Chief Financial Officer and Treasurer, in each case effective immediately following the closing of the sale (the “Asset Sale”) of the NMS Communications Platforms business (the “Division”) to Dialogic Corporation (“Dialogic”) pursuant to the Asset Purchase Agreement (the “Purchase Agreement”), dated as of September 12, 2008, by and between the Company and Dialogic.  As previously disclosed in the Company’s Current Report on Form 8-K filed on September 12, 2008, the Board appointed (i) Joel Hughes to serve as the Company’s Chief Executive Officer subject to, and immediately following, the closing of the Asset Sale and Mr. Schechter’s termination as Chief Executive Officer, until his earlier resignation or removal and (ii) Todd D. Donahue to serve as the Company’s Senior Vice President of Finance and Operations, Chief Financial Officer and Treasurer subject to, and immediately following, the closing of the Asset Sale and Mr. Shumway’s termination from these offices, until his earlier resignation or removal.

Also, on December 2, 2008, the Board increased the size of the Board to eight (8) directors and appointed Joel Hughes as a director of the Company, effective upon the sooner of (i) January 1, 2009 and (ii) the closing of the Asset Sale. Mr. Hughes will fill a vacancy on the Board and will serve as a member of the class of directors whose term shall expire at the Company’s 2011 Annual Meeting of Stockholders and until his successor is elected and qualified, or until his earlier resignation or removal.

On December 3, 2008, the Company and Steve Gladstone, President of the Division, entered into an amendment (the “Amendment”) to the Severance Protection Agreement by and between the Company and Mr. Gladstone dated as of July 2, 2007. The Amendment provides for, among other things, a severance payment in the amount of $300,000 if Mr. Gladstone is terminated without cause.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

ITEM 8.01     OTHER EVENTS.

On December 5, 2008, the Company issued a press release announcing the closing of the previously announced Asset Sale pursuant to the terms of the Purchase Agreement and the change of its corporate name to LiveWire Mobile, Inc.  The Company also changed its NASDAQ Global Market ticker symbol to “LVWR” and expects to begin trading under this ticker symbol on December 8, 2008.

The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements about the sale of the Division to Dialogic and the Company’s ticker symbol.  These statements are based on management’s expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, the implementation of the Company’s strategy to focus exclusively on the LiveWire Mobile business, the implementation of Company’s strategic repositioning and market acceptance of its managed services strategy, Company’s ability to exploit fully the value of its technology and its strategic partnerships and alliances and other risks.  These and other risks are detailed from time to time in Company’s filings with the SEC, including Company’s annual report on Form 10-K for the year ended December 31, 2007.  In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change.  Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.

Exhibit
Number	Title

10.1	Amendment No. 1 to the Severance Protection Agreement, by and between NMS Communications Corporation and Steve Gladstone, dated as of December 3, 2008.

99.1	Press release issued by NMS Communications Corporation on December 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMS COMMUNICATIONS CORPORATION

December 5, 2008	By:	/s/ JOEL HUGHES
	Name:	Joel Hughes
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Title

10.1	Amendment No. 1 to the Severance Protection Agreement, by and between NMS Communications Corporation and Steve Gladstone, dated as of December 3, 2008.

99.1	Press release issued by NMS Communications Corporation on December 5, 2008.